Execution Version Note Purchase Agreement (UFG) (15).docx 4429783 UNITED FIRE GROUP, INC. $100,000,000 Senior Notes ______________ MASTER NOTE PURCHASE AGREEMENT ______________ Dated May 31, 2024 Exhibit 10.1 Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Excluded information is indicated by [***].

TABLE OF CONTENTS

SECTION	HEADING	PAGE
SECTION 1.	AUTHORIZATION OF NOTES	1
Section 1.1.	Authorization	1
Section 1.2.	Establishment of Series	1
Section 1.3.	Additional Interest	2
SECTION 2.	UNCOMMITTED NOTE FACILITY	3
Section 2.1.	Facility	3
Section 2.2.	Requests for Purchase	3
Section 2.3.	Option to Terminate Issuance Period	3
SECTION 3.	CLOSING	3
Section 3.1.	Series A Closing	3
Section 3.2.	Additional Note Closings	4
SECTION 4.	CONDITIONS TO CLOSING	4
Section 4.1.	Representations and Warranties	4
Section 4.2.	Performance; No Default	4
Section 4.3.	Compliance Certificates	5
Section 4.4.	Opinions of Counsel	5
Section 4.5.	Purchase Permitted By Applicable Law, Etc	5
Section 4.6.	Sale of Other Notes	6
Section 4.7.	Payment of Special Counsel Fees	6
Section 4.8.	Private Placement Number	6
Section 4.9.	Changes in Corporate Structure	6
Section 4.10.	Funding Instructions	6
Section 4.11.	Reserved	6
Section 4.12.	License	6
Section 4.13.	Conditions to Issuance of Additional Notes	7
Section 4.14.	Proceedings and Documents	7
SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	8
Section 5.1.	Organization; Power and Authority	8
Section 5.2.	Authorization, Etc	8
Section 5.3.	Disclosure	8
Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates	8
Section 5.5.	Financial Statements; Material Liabilities	9
Section 5.6.	Compliance with Laws, Other Instruments, Etc	9
Section 5.7.	Governmental Authorizations, Etc	10
Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders	10
Section 5.9.	Taxes	10

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Section 5.10.	Title to Property; Leases	10
Section 5.11.	Licenses, Permits, Etc	11
Section 5.12.	Compliance with Employee Benefit Plans	11
Section 5.13.	Private Offering by the Company	12
Section 5.14.	Use of Proceeds; Margin Regulations	12
Section 5.15.	Existing Indebtedness; Future Liens	12
Section 5.16.	Foreign Assets Control Regulations, Etc	13
Section 5.17.	Status under Certain Statutes	14
Section 5.18.	Environmental Matters	14
Section 5.19.	No Material Adverse Change	14
Section 5.20.	Employee Relations	14
SECTION 6.	REPRESENTATIONS OF THE PURCHASERS	15
Section 6.1.	Purchase for Investment	15
Section 6.2.	Source of Funds	15
SECTION 7.	INFORMATION AS TO COMPANY	17
Section 7.1.	Financial and Business Information	17
Section 7.2.	Officer's Certificate	20
Section 7.3.	Visitation	21
Section 7.4.	Electronic Delivery	21
SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES	22
Section 8.1.	Maturity	22
Section 8.2.	Optional Prepayments	22
Section 8.3.	Allocation of Partial Prepayments	23
Section 8.4.	Maturity; Surrender, Etc.	23
Section 8.5.	Purchase of Notes	23
Section 8.6.	Make-Whole Amount	23
Section 8.7.	Payments Due on Non-Business Days	25
Section 8.8.	Change in Control	25
SECTION 9.	AFFIRMATIVE COVENANTS	26
Section 9.1.	Compliance with Laws	26
Section 9.2.	Insurance	26
Section 9.3.	Maintenance of Properties	26
Section 9.4.	Payment of Taxes and Claims	27
Section 9.5.	Corporate Existence, Etc	27
Section 9.6.	Books and Records	27
Section 9.7.	Subsidiary Guarantors	27
Section 9.8.	Rating Confirmation	29
Section 9.9.	License	30
Section 9.10.	Maintenance of Reinsurance Coverage	30
Section 9.11.	Most Favored Lender	30

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SECTION 10.	NEGATIVE COVENANTS.	31
Section 10.1.	Transactions with Affiliates	31
Section 10.2.	Merger, Consolidation, Etc	32
Section 10.3.	Nature of Business	33
Section 10.4.	Economic Sanctions, Etc	34
Section 10.5.	Liens	34
Section 10.6.	Restricted Payments	34
Section 10.7.	Investments	35
Section 10.8.	Financial Covenants	35
Section 10.9.	Sale of Assets	35
Section 10.10.	Limitation on Indebtedness	35
Section 10.11.	Ceded Reinsurance	36
SECTION 11.	EVENTS OF DEFAULT	37
SECTION 12.	REMEDIES ON DEFAULT, ETC	40
Section 12.1.	Acceleration	40
Section 12.2.	Other Remedies	40
Section 12.3.	Rescission	40
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc	41
SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES	41
Section 13.1.	Registration of Notes	41
Section 13.2.	Transfer and Exchange of Notes	41
Section 13.3.	Replacement of Notes	42
SECTION 14.	PAYMENTS ON NOTES	42
Section 14.1.	Place of Payment	42
Section 14.2.	Payment by Wire Transfer	42
Section 14.3.	FATCA Information	43
SECTION 15.	EXPENSES, ETC	43
Section 15.1.	Transaction Expenses	43
Section 15.2.	Certain Taxes	44
Section 15.3.	Survival	44
SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	44
SECTION 17.	AMENDMENT AND WAIVER	45
Section 17.1.	Requirements	45
Section 17.2.	Solicitation of Holders of Notes	46
Section 17.3.	Binding Effect, Etc	46

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Section 17.4.	Notes Held by Company, Etc	46
SECTION 18.	NOTICES	47
SECTION 19.	REPRODUCTION OF DOCUMENTS	47
SECTION 20.	CONFIDENTIAL INFORMATION	48
SECTION 21.	SUBSTITUTION OF PURCHASER	49
SECTION 22.	MISCELLANEOUS	50
Section 22.1.	Successors and Assigns	50
Section 22.2.	Accounting Terms	50
Section 22.3.	Severability	50
Section 22.4.	Construction, Etc	50
Section 22.5.	Counterparts; Electronic Contracting	51
Section 22.6.	Governing Law	51
Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial	52

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-v- SCHEDULE A — Defined Terms EXHIBIT 1 — Form of 9.00% Senior Note Series A due May 31, 2039 EXHIBIT 4.4(a) — Form of Opinion of Special Counsel for the Company EXHIBIT 4.4(b) — Form of Opinion of Special Counsel for the Purchasers SCHEDULE 5.3 — Disclosure Materials SCHEDULE 5.4 — Subsidiaries of the Company and Ownership of Subsidiary Stock SCHEDULE 5.5 — Financial Statements SCHEDULE 5.15 — Existing Indebtedness SCHEDULE 5.20 — Employee Relations PURCHASER SCHEDULE — Information Relating to Purchasers EXHIBIT A — Form Supplement EXHIBIT D — Gross Written Premium EXHIBIT E — Form of Guaranty Agreement

UNITED FIRE GROUP, INC. 118 SECOND AVENUE SE CEDAR RAPIDS, IOWA 52401 May 31, 2024 TO EACH OF THE PURCHASERS LISTED IN THE PURCHASER SCHEDULE HERETO: Ladies and Gentlemen: United Fire Group, Inc., an Iowa corporation (the “Company”), agrees with Ares Management, LLC (“Ares”), American Republic Insurance Company, Illinois Casualty Company and each Purchaser Affiliate (as defined herein) which becomes bound by this Agreement as provided herein (each, a “Purchaser” and, collectively, the “Purchasers”) as follows: SECTION 1. AUTHORIZATION OF NOTES. Section 1.1. Authorization. The Company will authorize the issue and sale of $70,000,000 aggregate principal amount of its 9.00% Senior Notes Series A due May 31, 2039 (the “Series A Notes”). The Series A Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Exhibit A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. Section 1.2. Establishment of Series. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell additional Series of Notes (the “Additional Notes” and together with the Series A Notes, the “Notes”) pursuant to a supplement to this Agreement (a “Supplement”) in substantially the form of Exhibit A, and will be subject to the following terms and conditions: (a) Notes of a Series may be issued and sold only to Purchasers and Purchaser Affiliates, each in its sole and absolute discretion, it being the express understanding and agreement of the parties hereto that the terms of this Agreement shall not be construed by the Company or any other Person as a commitment by the Purchasers or any Purchaser Affiliate; (b) the aggregate principal amount of all Notes of all Series of Notes that may be issued hereunder is $100,000,000 (the “Maximum Facility Amount”); (c) subject to Section 2.3, Notes of a Series may be issued and sold pursuant to this Agreement until May 31, 2039, or, if such anniversary is not a Business Day, the Business Day next preceding that anniversary (the period during which Additional Notes may be issued and sold pursuant to this Agreement is the “Issuance Period”);

-2- (d) the designation of each Series of Additional Notes shall distinguish the Notes of one Series from the Notes of all other Series, and Notes of a Series may be issued in tranches within a Series; (e) the Notes of each Series shall rank pari passu in right of payment with each other Series of Notes and at least pari passu in right of payment with all other unsecured senior Indebtedness of the Company; (f) the Additional Notes of each Series shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory prepayments on the dates and with the Make-Whole Amounts, Change in Control prepayment offers, optional prepayments, Incremental Interest, the Ratings Fee and other payment amounts, if any, as are agreed to between the Company and the purchasers thereof and provided in the Supplement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplement; (g) any additional covenants, Defaults, Events of Defaults, rights or similar provisions that are added by a Supplement for the benefit of the Series to be issued pursuant to such Supplement shall apply to all outstanding Notes, whether or not the Supplement so provides, provided, that any such additional covenants, Defaults or Events of Default shall not reduce or diminish any existing covenants or Events of Default; (h) except to the extent provided in Subsection (f) above, all of the provisions of this Agreement shall apply to the Notes of each Series; and (i) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing. Section 1.3. Additional Interest. (a) On June 1, 2036, the interest rate payable on the Series A Notes shall be increased by 1.00% (100 bps) (the “Incremental Interest”). Such Incremental Interest shall begin to accrue on June 1, 2036 and shall continue to accrue until Maturity Date of the Series A Notes. (b) On the date of any interest payment on the Notes, the Company shall pay to each holder of a Series A Note (i) the amount, if any, attributable to the Incremental Interest (the “Incremental Interest Payment”) which shall be the product of (x) the aggregate outstanding principal amount of Series A Notes held by such holder (or its predecessor(s) in interest) as of the first day that Incremental Interest begins to accrue, (y) 1.00% (100 bps) (to reflect the Incremental Interest), (z) 25% (to reflect that the Incremental Interest is payable quarterly) and (ii) the Rating Fee Payment, if any, that are, in either case, due at such time. The Incremental Interest Payment, if any, shall be paid quarterly by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement.

-3- (c) The Company, the Purchasers and each holder agree that, for purposes of the Code, the Rating Fee constitutes additional interest. SECTION 2. UNCOMMITTED NOTE FACILITY. Section 2.1. Facility. Subject to the terms and conditions of this Agreement, each Purchaser is willing to consider from time to time, in its sole discretion, for itself and its Purchaser Affiliates, the purchase of Notes pursuant to this Agreement. The willingness of the Purchasers to consider such purchase of Notes is the “Facility.” Notwithstanding the willingness of the Purchasers to consider purchases of Notes, this Agreement is entered into on the express understanding that neither the Purchasers nor any Purchaser Affiliates will be obligated to make or accept offers to purchase Notes, or to quote rates, spreads or other terms with respect to specific purchases of Notes, that the Purchasers and any Purchaser Affiliates may decline to purchase Notes for any reason in their sole discretion, and the Facility is not to be construed as a commitment by the Purchasers or any Purchaser Affiliates. Section 2.2. Requests for Purchase. The Company may, from time to time during the Issuance Period, make requests for purchases of Additional Notes in writing to all Purchasers, specifying (a) the aggregate principal amount of Additional Notes to be purchased, in an amount not less than $5,000,000, which shall not, together with the aggregate principal amount of all Notes issued prior to the time the request is made, be greater than the remaining Maximum Facility Amount, (b) the desired final maturity of such Additional Notes, (c) the desired Closing Date of such issuance, (d) the intended use by the Company of the proceeds from the sale of such Additional Notes, and (e) such other terms as the Company shall request. Section 2.3. Option to Terminate Issuance Period. The Company may at their option by written notice to the Purchasers, and each Purchaser at their option by written notice to the Company, terminate the Issuance Period hereunder prior to the end date thereof, and thereby permanently terminate the issuance and sale of any Additional Notes hereunder to such Purchaser. The termination of the Issuance Period will be effective on the tenth Business Day after such written notice is given by the party or parties requesting such termination. If the Issuance Period is terminated when Notes of one or more Series are outstanding, then no Additional Notes shall be issued or sold under this Agreement, but all other terms and provisions of this Agreement, the Notes, and any other agreements and instruments entered into in connection herewith and therewith shall remain in full force and effect. If the Issuance Period is terminated when no Notes are outstanding, then this Agreement shall also be deemed terminated (except for provisions hereof that expressly survive any termination). SECTION 3. CLOSING. Section 3.1. Series A Closing. The sale and purchase of the Series A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, at 9:00 a.m. Chicago time, at a closing (the “Series A Closing”) on May 31, 2024. At the Series A Closing the Company will deliver to each Purchaser the Series A Notes to be purchased by such Purchaser in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $100,000 as such Purchaser

-4- may request) dated the date of the Series A Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company pursuant to the applicable funding instructions in Section 4.10 in connection with the Series A Closing. If at the Series A Closing the Company shall fail to tender such Series A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Series A Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction. Section 3.2. Additional Note Closings. The sale and purchase of any Additional Notes shall occur at the times, in the manners and at the places specified in the Supplement with respect to such Series of Additional Notes (each an “Additional Note Closing”). At any such Additional Note Closing, the Company will deliver to each Purchaser and Purchaser Affiliate listed in the Supplement relating thereto the Additional Notes to be purchased by such Purchaser or Purchaser Affiliate, as applicable, as set forth in the Supplement with respect to such Additional Notes, in the form of one or more Notes in authorized denominations as such Purchaser or Purchaser Affiliate, as applicable, may request for each such Series of Additional Notes to be purchased on the day of any such Additional Note Closing, dated as of the date of any such Additional Note Closing and registered in such Purchaser’s name or such Purchaser Affiliate’s name, as applicable, (or in the name of its nominee), against delivery by such Purchaser or Purchaser Affiliate, as applicable, to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account of the Company specified in the Supplement for such Additional Notes and the applicable funding instructions delivered pursuant to such Supplement in connection with the applicable Additional Note Closing. SECTION 4. CONDITIONS TO CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions and any conditions in a Supplement such Notes are issued: Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and the related Supplement shall be correct when made and at such Closing. Since December 31, 2023, there shall not have been any event, change, occurrence, development, condition or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the related Supplement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be

-5- continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since May 1, 2024, that would have been prohibited by Section 10 had such Section applied since such date. Section 4.3. Compliance Certificates. (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled. (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect. (c) Solvency Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that after giving effect to (i) the issuance of the Notes on the date hereof, (ii) the disbursement of the proceeds of such Notes to or as directed by the Company, (iii) the consummation of the transactions contemplated by this Agreement and (iv) the payment and accrual of all Transaction Costs in connection with the foregoing, the Company and its Subsidiaries taken as a whole are Solvent. Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from ArentFox Schiff LLP, special New York counsel for the Company, covering the matters set forth in Schedule 4.4(a), (b) from Bradley & Riley PC, Iowa counsel for the Company, covering the matters set forth in Schedule 4.4(b), and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, covering such other matters incident to such transactions as such Purchaser may reasonably request. Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the applicable Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

-6- Section 4.6. Sale of Other Notes. Contemporaneously with the applicable Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the Purchaser Schedule of this Agreement or in the applicable Supplement. Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the applicable Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing. Section 4.8. Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for the Notes prior to such applicable Closing. Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5. Section 4.10. Funding Instructions. (a) At least five (5) Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for such Purchaser’s Notes is to be deposited and (d) contact information of a representative at the transferee bank and a representative at the Company who will be available to confirm such instructions by telephone. (b) Each Purchaser has the right, but not the obligation, upon written notice (which may be by e-mail) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to such Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to such Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes. Section 4.11. Reserved. Section 4.12. License. The Purchasers shall have received a copy of the license or certificate of authority, as applicable, of the Operating Company and each other Regulated Insurance Company to transact insurance and/or reinsurance business from each Applicable Insurance Regulatory Authority, and each such license or certificate of authority shall be in full force and effect. The Operating Company and each other Regulated Insurance Company shall be in compliance in all material respects with each such license or certificate of authority held by it. No such license or certificate of authority shall be the subject of a proceeding for suspension or revocation or any similar proceedings, there shall be no sustainable basis for such a suspension or

-7- revocation and, to the knowledge of the Company, no such suspension or revocation shall have been threatened by an Applicable Insurance Regulatory Authority. Section 4.13. Conditions to Issuance of Additional Notes. The obligations of the Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued: (a) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser an Officer’s Certificate dated the date of issue of such Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Section 10.8 on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate but after giving effect to the issuance of such Additional Notes and the application of the proceeds thereof). (b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto. (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes. (d) Execution and Delivery of Guaranty Ratification. Each Subsidiary Guarantor, if any, shall execute and deliver a ratification of its Subsidiary Guaranty. (e) Rating. The applicable Additional Notes issued at such Additional Note Closing, shall have received an Investment Grade Rating from a Rating Agency. In the event that the initial Rating for such Notes is not a public rating, the Company shall have delivered or caused to be delivered prior to any funding in connection with such Closing, to each Purchaser, (a) a Private Rating Letter issued by a Rating Agency setting forth the initial Rating for the Notes and (b) the related Private Rating Rationale Report with respect to such Rating. Section 4.14. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

-8- SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser as of the date of this Agreement and as of each Closing (it being understood that the Company may supplement the representations and warranties set forth in this Section 5 and the related Schedules pursuant to a Supplement entered into in connection with the issuance of a Series of Notes; provided that no supplement to any representation or warranty shall modify any representation or warranty (or cure any misrepresentation or error in warranty) made by the Company as of an earlier date) that: Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly au- thorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 5.3. Disclosure. The Disclosure Documents fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to May 1, 2024 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2023, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s

-9- Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers. (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement. (c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. (d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents. Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any

-10- order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes. Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2022. Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

-11- Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. (b) To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person. (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries. Section 5.12. Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material. (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable

-12- to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material. (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser. (f) The Company and its Subsidiaries do not have any Non-U.S. Plans. Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for carrier investments, repayment of debt, and to pay fees and expenses incurred in connection with the transaction related to this Agreement permitted under Section 10.6. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2023 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more

-13- Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness. (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15. Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union. (b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. (c) No part of the proceeds from the sale of the Notes hereunder: (i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws; (ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; (iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws; or (iv) will be issued, directly or indirectly, to fund any Restricted Payment.

-14- (d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act. Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 5.19. No Material Adverse Change. Since December 31, 2023, there has not been any event, change, occurrence, development, condition or state of circumstances or facts that has had, or could have, individually or in the aggregate, a Material Adverse Effect. Section 5.20. Employee Relations. As of Closing, neither the Company nor any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 5.20. The Company knows of no pending, threatened or contemplated strikes, work stoppage or other

-15- collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. SECTION 6. REPRESENTATIONS OF THE PURCHASERS. Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

-16- (d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

-17- SECTION 7. INFORMATION AS TO COMPANY Section 7.1. Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor: (a) Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and (iii) the Statutory Statements of each Regulated Insurance Company for such fiscal period to the extent required to be filed under applicable Law and as filed with the Applicable Insurance Regulatory Authority. setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; (b) Annual Statements — as soon as available and in any event within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

-18- (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; (c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; (d) Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (e) Employee Benefits Matters — promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the

-19- termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or (iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; (f) Notices from Governmental Authority — promptly, and in any event within 10 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; (g) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; (h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note; (i) Statutory Statement — promptly , and in any event within 10 days of filing, the annual Statutory Statement of such Regulated Insurance Company for such year, together with (i) the opinion thereon of a senior financial officer of such Regulated Insurance Company stating that said annual Statutory Statement presents the financial condition of such Regulated Insurance Company for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) a certificate of a valuation actuary affirming the adequacy of reserves taken by such Regulated Insurance Company in respect of future policyholder benefits as at the end of such fiscal year (as shown on such Statutory Statement); (j) promptly, and in any event within 10 days of receipt thereof, after any Regulated Insurance Company receives the results of a triennial examination by the NAIC

-20- of the financial condition and operations of such Regulated Insurance Company or any of its Subsidiaries, a copy thereof; and (k) promptly following the delivery or receipt by the Company or any of its Subsidiaries of any correspondence, notice or report to or from any Applicable Insurance Regulatory Authority that, to any material extent, questions the financial viability of, or asserts a failure to be financially viable of, any Regulated Insurance Company, a copy thereof. (l) Investment Policy — promptly, and in any event within 10 days of receipt thereof, copies of any amendments, modifications, terminations or restatements of the Investment Policy that could reasonably be expected to have a Material Adverse Effect. Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer: (a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 and any other financial covenant added pursuant to any Supplement during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; (b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and (c) Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a

-21- Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer. Section 7.3. Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor: (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested. Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto: (a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule to this Agreement or a Supplement or as communicated from time to time in a separate writing delivered to the Company; (b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 to each holder of Note by electronic mail; (c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by

-22- or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or (d) the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access; provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder. SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES. Section 8.1. Maturity. Each Series of Notes will be subject to required prepayments, if any, as and to the extent set forth in the Supplement relating to such Series. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof. Section 8.2. Optional Prepayments. (a) On or prior to May 31, 2034, the Company may not redeem the Notes except pursuant to a Change in Control offer or upon acceleration of the Notes upon an Event of Default. (b) Optional Prepayment Without Make-Whole Amount of the Series A Notes. At any time on or after May 31, 2034 (the period from such date to the stated maturity of the Series A Notes being referred to as the “Series A Par Period”), the Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Series A Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid without any Make-Whole Amount. The Company will give each holder of the Series A Notes written notice of each optional prepayment under this Section 8.2(b) not less than 20 days and not more than 60 days prior to the prepayment date specified in such notice. The Company may provide in such notice that repayment of the Series A Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by a paying agent or any other Person acting in a similar capacity. Each such notice shall specify such date (which shall be a Business Day during the Series A Par Period), the aggregate principal amount of the Series A Notes to be prepaid on such date, the principal amount of each Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

-23- Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement (including any Supplement) and no Notes may be issued in substitution or exchange for any such Notes. Section 8.6. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining

-24- Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) .50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1. “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

-25- Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. Section 8.8. Change in Control. (a) Notice of Change in Control. The Company will, within 5 days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8. (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer). The Company shall provide each offer to prepay Notes in writing pursuant to Section 18 and via email pursuant to Section 7.4. (c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute acceptance of such offer by such holder. (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 (i) on or prior to May 31, 2034 shall be at 100% of the principal amount of such Notes, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount and (ii) after May 31, 2034 shall be at 100% of the principal amount of such Notes, together with interest on such principal amount accrued to such date without any Make Whole Amount. (e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but

-26- excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control. (f) Definitions. “Change in Control” means (i) any Person acquires beneficial ownership of shares of Voting Equity Interests having greater than (A) 35% of the total voting power of all Voting Equity Interests of the Company or (B) 35% of the aggregate equity value represented by the Equity Interests in the Company; or (ii) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation) of all or substantially all of the assets of the Company and its Subsidiaries, in each case, taken as a whole, to any Person other than the Company’s Subsidiaries, or (iii) individuals (x) who were directors of the Company on the date of this Agreement, or (y) who were nominees of such directors, or (z) whose nomination or election to the board of directors of the Company was approved by a majority of the individuals referred to in clauses (x) and (y) above, shall cease to constitute a majority of the board of directors of the Company. SECTION 9. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its

-27- business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system. Section 9.7. Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith: (i) enter into an agreement in form and substance satisfactory to the Required Holders in the form of Exhibit E hereto providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for

-28- principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and (ii) deliver the following to each holder of a Note: (A) an executed counterpart of such Subsidiary Guaranty; (B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company); (C) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and (D) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request. (b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.10(f), all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

-29- Section 9.8. Rating Confirmation. (a) The Company covenants and agrees that, at its sole cost and expense, it shall deliver an Investment Grade Rating of the Series A Notes from AM Best or another Rating Agency by June 5, 2024. In the event that the initial Rating for the Series A Notes is not a public rating, the Company shall have delivered or caused to be delivered by June 5, 2024, to each Purchaser, (a) a Private Rating Letter issued by AM Best or Another Rating Agency setting forth the initial Rating for the Notes and (b) the related Private Rating Rationale Report with respect to such Rating. (b) The Company covenants and agrees that, at its sole cost and expense, it shall cause to be maintained at all times a Rating for each Series of the Notes from a Rating Agency. At any time that the Rating maintained pursuant to the foregoing is not a public rating, the Company will provide to each holder of a Note (x) at least annually (on or before each anniversary of the date of the Closing) and (y) promptly upon any change in such Rating, an updated Private Rating Letter evidencing such Rating and an updated Private Rating Rationale Report with respect to such Rating. In addition to the foregoing information and any information specifically required to be included in any Rating or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Rating of the Notes, the Company shall use reasonable efforts to procure such information from a Rating Agency. (c) If at any time the Company fails to maintain an Investment Grade Rating on the Notes, the Company shall pay a fee (the “Rating Fee”) to each holder in an amount equal to 1.00% (100 bps) per annum (0.25% (0.25 bps) per quarterly period) of the aggregate principal amount of Notes held by such holder. Such Rating Fee shall begin to accrue on the first day of the fiscal quarter in which the Company failed to maintain such Investment Grade Rating on the Notes, and shall continue to accrue until evidence of an Investment Grade Rating on the Notes, is delivered to the holders of Notes. In the event evidence of an Investment Grade Rating on the Notes is delivered to the holder of Notes, the Rating Fee shall cease to accrue on the last day of the fiscal quarter in respect of which such evidence is delivered. (d) On the date of any interest payment of the Notes, the Company shall pay to each holder of a Note the amount attributable to the Rating Fee (the “Rating Fee Payment”) which shall be the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest) as of the first day that Rating Fee begins to accrue with respect to the Company’s failure to maintain an Investment Grade Rating on the Notes, (ii) 1.00% (to reflect the Rating Fee) and (iii) 25% (to reflect that the Rating Fee is payable quarterly). The Rating Fee, if any, shall be paid quarterly by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement. The Company, the Purchasers and each holder agree that, for purposes of the Code, the Rating Fee constitutes additional interest. (e) Any fee payable pursuant to this Section 9.8 shall be in addition to any increased interest payable at any applicable Default Rate and any other amount due in connection with an Event of Default. For the avoidance of doubt, no Rating Fee will be used in calculating any Make-Whole Amount.

-30- Section 9.9. License. The Operating Company and each other Regulated Insurance Company will maintain any licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations in all jurisdictions necessary to transact its insurance business as currently contemplated. Section 9.10. Maintenance of Reinsurance Coverage. Subject to Section 10.11, for so long as the Notes are outstanding, the Operating Company and each Regulated Insurance Company shall purchase and maintain reinsurance from reinsurers with a minimum financial strength rating of “B+” by AM Best, or “BBB” by S&P, unless such reinsurance liabilities have been fully collateralized by such reinsurers. The Operating Company and each Regulated Insurance Company shall maintain reinsurance coverage at least equal to the coverage determined to be adequate by its Applicable Insurance Regulatory Authority and such other jurisdictions in which it is licensed or authorized as an insurer or reinsurer. Section 9.11. Most Favored Lender. (a) If a Specified Credit Facility shall include any financial covenant and (i) such financial covenant is not contained in this Agreement or (ii) such financial covenant would be more beneficial to the holders of Notes than any analogous restriction, event of default, cure right or provision and related defined terms contained in this Agreement (any such restriction, event of default, cure right or provision, an “Additional Covenant”), then the Company shall provide a Most Favored Lender Notice to the holders of Notes. Thereupon, unless waived in writing by the Required Holders within ten (10) Business Days after receipt of such notice by the holders of the Notes, such Additional Covenant (including any associated cure or grace period and related defined terms) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein or so removed, without any further action required on the part of any Person, effective as of the date when such Additional Covenant became effective under such Specified Credit Facility. Thereafter, upon the request of any holder of a Note, the Company shall enter into any additional agreement or amendment to this Agreement reasonably requested by such holder evidencing any of the foregoing. (b) Any Additional Covenant (including any associated cure right, cure period or grace period and any associated defined term and all qualifications, limitations and exceptions thereto) incorporated into this Agreement pursuant to this Section 9.11 (herein referred to as an “Incorporated Covenant”) (i) shall be deemed automatically amended herein to reflect any subsequent waivers, supplements, modifications or amendments made to such Additional Covenant (including any associated cure right, cure period or grace period and any associated defined term and all qualifications, limitations and exceptions thereto) under the Specified Credit Facility that contains the relevant Additional Covenant; provided that if any Default or Event of Default then exists (including in respect of such Incorporated Covenant) and the amendment of such Additional Covenant would result in such Additional Covenant being less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time as no Default or Event of Default then exists and (ii) shall be deemed automatically deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from the Specified Credit Facility, including if the Specified Credit Facility is terminated or otherwise no longer in effect; provided that, if a Default or an Event of Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time as no Default or Event of Default then

-31- exists; provided further, however, that, in the case of both clauses (i) and (ii) above, if any fee or other consideration (determined in the case of a fee as an equivalent proportion of outstanding commitments or principal amount as applicable) shall be given to the lenders under such Specified Credit Facility for such amendment or deletion, the equivalent of such fee or other consideration shall be given, pro rata, to the holders of the Notes. Upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the waiver, supplement, modification or amendment or deletion of any such Incorporated Covenant in accordance with the terms hereof. For the avoidance of doubt, no covenant, definition or default expressly set forth in this Agreement as of the date of this Agreement (or incorporated into this Agreement by an amendment or modification to this Agreement other than pursuant to this Section 9.11) shall be deemed to be amended or deleted in any manner to be less restrictive on the Company by virtue of the provisions of this Section 9.11. SECTION 10. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 10.1. Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, issuance, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company, unless such transaction is (x) on terms that are not materially less favorable to the Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person in a comparable arm’s length transaction who is not such an Affiliate and (y) approved by the Board of Directors of the Company in its reasonable good faith judgment; provided, that the foregoing restriction shall not apply to: (a) any transaction (i) between or among the Company and any Subsidiary (including without limitation intercompany pooling arrangements), (ii) among Subsidiaries or (iii) between the Company or its Subsidiaries and any joint venture entity thereof so long as Investments in such joint venture entity are permitted hereunder and, in each case of subclauses (i) through (iii) inclusive, not otherwise restricted hereunder; (b) reasonable and customary indemnities provided to, and reasonable and customary fees paid to, members of the Board of Directors, officers and employees of the Company and its Subsidiaries; (c) reasonable and customary compensation arrangements for officers and other employees of the Company and its Subsidiaries entered into in the ordinary course of business or approved by the Board of Directors of the Company; (d) reasonable and customary benefit arrangements with any employee, consultant, officer or director of the Company or its Subsidiaries under any stock option or stock incentive plans entered in the ordinary course of business or approved by the Board of Directors of the Company;

-32- (e) Restricted Payments to the extent permitted under Section 10.6 and Investments permitted under Section 10.7; (f) transactions (including with joint ventures) for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business; (g) any transaction in respect of which the Company delivers to each holder of a Note a letter addressed to the Board of Directors of the Company from an accounting, appraisal or investment banking firm, in each case, of internationally recognized standing that is in the reasonable good faith determination of the Company qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate and (ii) such transaction is fair to the Company or such Subsidiary, as applicable, from a financial point of view; (h) transactions with customers, clients or suppliers, or purchasers or sellers of goods and services, in each case, in the ordinary course of business in compliance with the terms of this Agreement that are fair to the Company or its Subsidiaries; and (i) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and its respective Subsidiaries and not for the purpose of circumventing any covenant set forth herein. Section 10.2. Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless: (a) in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

-33- (b) in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such corporation or limited liability company, (A) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.7 and, based on such characterization, would be permitted pursuant to Section 10.1; (c) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and (d) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing. No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease. Section 10.3. Nature of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

-34- Section 10.4. Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws. Section 10.5. Liens. The Company shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume, guarantee or otherwise permit to exist any Indebtedness of any Person for borrowed money (including, for the avoidance of doubt, obligations evidenced by bonds, notes, debentures or undrawn letters of credit) secured by any Lien upon any asset or property of the Company or any Subsidiary (whether such assets or property are now owned or hereafter acquired), other than Permitted Liens, without effectively providing concurrently that the Notes (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated, to provide such security) shall be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured; provided, however, that the foregoing restriction shall not apply to any Lien incurred by a Subsidiary in favor of the Company or by a Subsidiary in favor of any other Subsidiary (and any extensions, renewals or replacements thereof). Section 10.6. Restricted Payments. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, in connection with any Restricted Payment. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment to any Person unless: (a) a Ratings Downgrade has not occurred with respect to any of the Notes issued under this Agreement (unless a Ratings Upgrade shall have subsequently occurred with respect to such Notes); (b) Consolidated Gross Written Premium to Capitalization Ratio (i) does not exceed 2.50:1 as of the end of the most recently ended fiscal quarter and (ii) will not exceed 2.50:1 immediately following such Restricted Payment; (c) Consolidated Total Debt to Capitalization Ratio does not exceed 0.20:1.00 at the time of such Restricted Payment; and (d) no Default or Event of Default has occurred and is continuing, or would result, from such Restricted Payment. Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

-35- Section 10.7. Investments. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment except Investments made in accordance with its Investment Policy. Any Investment in any Person other than the Company that is otherwise permitted by this Section 10.6 may be made through intermediate Investments in Subsidiaries and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. Section 10.8. Financial Covenants. (a) Commencing with the Fiscal Quarter ending June 30, 2024, the Company shall not permit the Consolidated Total Debt to Capitalization Ratio at any time to exceed 0.40:1.00. (b) Commencing with the Fiscal Quarter ending June 30, 2024, the Company shall not permit the Interest Coverage Ratio at any time to be less than 2.00:1.00. (c) Commencing with the Fiscal Quarter ending June 30, 2024, the Company shall not permit the Gross Written Premium to Capitalization Ratio at anytime to exceed 2.50:1.00. (d) The Company shall not, at any time on and following the date hereof, permit the BCAR of each Material Insurance Company to be less than 10%. Section 10.9. Sale of Assets. The Company shall not, nor shall it permit any of its Subsidiaries to consummate any Asset Sale if, after giving effect to such proposed Asset Sale, the aggregate net book value of all assets of the Company and its Subsidiaries taken as a whole that were the subject of an Asset Sale in any fiscal year, exceeds 10% of the Consolidated Total Capitalization for such fiscal year, provided that the following Asset Sales shall not be taken into account for purposes of such calculation under this Section 10.9: (a) any conveyance, transfer, exchange or disposition of assets which is in the normal course of business for the Company; and (b) any other Asset Sale in exchange for other assets comparable or superior as to type, value or quality or to the extent that the net proceeds of such Asset Sale are within three hundred sixty five (365) days after the date thereof (i) applied or committed to be applied (and thereafter applied within twelve (12) months after the date of such Asset Sale) to the acquisition of assets or businesses of a similar nature or better value and revenue generation or (ii) applied to the repayment or prepayment of the Notes issued under this Agreement at par or fair value thereof, as applicable; provided, however, that the Company shall offer to prepay the Notes, in accordance with the process specified in Section 8.8, at 100% of the principal amount thereof, without premium or Make-Whole Amount of any kind, together with interest accrued thereon pro rata with all other such Indebtedness then being prepaid. Section 10.10. Limitation on Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness except for: (a) Indebtedness provided in Schedule 5.16;

-36- (b) Indebtedness (i) owing under hedge agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) in respect of agreements to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non‑card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements entered into in the ordinary course of business; (c) unsecured intercompany Indebtedness (i) owed by any Subsidiary to any other Subsidiary and (ii) owed by any Subsidiary to the Company, in each case, to the extent permitted under Section 7.3; (d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business; (e) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case, incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing; and (f) Indebtedness not otherwise permitted by the foregoing clauses (a) through (e) above, provided that after incurrence of such Indebtedness the Consolidated Total Debt to Capitalization Ratio shall not exceed 0.20:1.00 on a pro forma basis (as measured on the last day of the then most recently ended Fiscal Year) provided if any such Indebtedness issued after the date hereof is in connection with a surplus note, the tenor of such surplus note shall not be longer than any tenor of any Note issued under this Agreement. Section 10.11. Ceded Reinsurance. The Company shall not, nor shall it permit any of its Subsidiaries to: (a) enter into any Reinsurance Agreement in respect of ceded risk (other than Surplus Relief Reinsurance) in excess of $5,000,000 with any Person other than (i) another Regulated Insurance Company, (ii) any Person for which the most recently published financial strength rating by AM Best is “B+” or higher or by S&P is “BBB” or higher, or, if such Person is not rated by AM Best or S&P, which has a Statutory Surplus (or the equivalent thereof) of not less than $100,000,000, (iii) any Person that posts security under such Reinsurance Agreement in an amount equal to the total liabilities assumed by such Person, through a letter of credit issued by an “authorized bank” (as such term is defined by the Applicable Insurance Regulatory Authority) or cash collateral deposit or (iv) any other reinsurers acceptable to the Holders, provided however, that for purposes of the foregoing clause (ii), any “NA” designation shall not be considered a rating of AM Best; (b) enter into any Reinsurance Agreement or Reinsurance Agreements (other than with respect to Surplus Relief Insurance) with Lloyd’s of London if the aggregate amount of reinsurance ceded thereby would exceed 30.0% of the aggregate premium volume of reinsurance ceded by the Regulated Insurance Companies;

-37- (c) enter into any Surplus Relief Reinsurance except with another Regulated Insurance Company; (d) enter into any Reinsurance Agreement that (i) does not maintain a level of catastrophe coverage up to the 1/200 OEP PML or up to a level acceptable to Ares in their sole discretion and (ii) has a net retention of 1:200 catastrophe occurrence PML post reinstatement premium greater than 15% of the Consolidated Total Shareholders’ Equity as of most recent fiscal quarter ended at the time of reinsurance renewal; or (e) enter into any Reinsurance Agreement or Reinsurance Agreements (other than with respect to Surplus Relief Reinsurance) if such Reinsurance Agreements will result in a 20.0% or more reduction of net premium volume for the Regulated Insurance Companies in any 12‑month period. SECTION 11. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or (c) the Company defaults in the performance of or compliance with any term contained in Section 9.8(a), Section 7.1(d) or Section 10.8 or any covenant in a Supplement that provides that it shall have the benefit of this paragraph (c); or (d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein or in any Supplement (including any Supplement) (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or (e) (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, any Supplement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

-38- (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,500,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,500,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,500,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or (h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or (i) any event occurs with respect to the Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

-39- (j) one or more final judgments or orders for the payment of money aggregating in excess of $10,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or (l) any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty; or (m) (i) either Kevin J. Leidwinger (Chief Executive Officer) or Eric J. Martin (Chief Financial Officer) shall die, cease to maintain legal capacity or fail to be any employee of the Company and such Key Person is not replaced to the Required Holders

-40- satisfaction within ninety (90) days or (ii) Micah G. Woolstenhulme (Chief Risk Officer) shall die, cease to maintain legal capacity or fail to be any employee of the Company and such Key Person is not replaced to the Required Holders satisfaction within one-hundred and eighty (180) days. SECTION 12. REMEDIES ON DEFAULT, ETC. Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable. (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all

-41- overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon. Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses, underwriting costs, consultant fees, background check fees and disbursements. SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as

-42- requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. SECTION 14. PAYMENTS ON NOTES. Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. Section 14.2. Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the

-43- Purchaser Schedule of this Agreement or the applicable Supplement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2. Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential. SECTION 15. EXPENSES, ETC. Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby (including any Supplement) are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers, the Additional Purchasers, if any, and each other holder of a Note in connection with such transactions and in connection with any Supplements (and the issuance of Notes thereunder), amendments, waivers or consents under or in respect of this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes (whether or not such Supplement, amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any

-44- Supplement), any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement, any Supplement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500 per Series. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The Company will pay, and will save each Purchaser, Additional Purchaser, if any, and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser, an Additional Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company. Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement, any Supplement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement, any Supplement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder. Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement or any Supplement. SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement or in any Supplement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the

-45- Company under this Agreement or such Supplement, as the case may be, provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement), the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. SECTION 17. AMENDMENT AND WAIVER. Section 17.1. Requirements. This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that: (a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or the corresponding provision of any Supplement, or any defined term (as it is used therein or in such corresponding provision of any Supplement), will be effective as to any Purchaser unless consented to by such Purchaser in writing; (b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4 or in any Supplement, as applicable, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20 (or any corresponding provision in any Supplement); and (c) Section 8.5 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Notes consistent with Sections 1.2 and 4 hereof without obtaining the consent of any holder of any other Series of Notes.

-46- Section 17.2. Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof , of any Supplement, or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof (including any Supplement) or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes, or have directed

-47- the taking of any action provided herein (including any Supplement) or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. SECTION 18. NOTICES. Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent: (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing, (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Eric J. Martin and Sarah E. Madsen, or at such other address as the Company shall have specified to the holder of each Note in writing, or (iv) if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to the Company in writing. Notices under this Section 18 will be deemed given only when actually received. SECTION 19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the

-48- Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. SECTION 20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20. Notwithstanding anything to the contrary herein, for so long as any Purchaser or its affiliates is subject to periodic public filing requirements under the rules and regulations promulgated by the Securities and Exchange

-49- Commission, such Purchaser and its affiliates shall be permitted to disclose the nature and existence of its investment in the Company in accordance with such rules and regulations. The Company hereby authorizes each Purchaser and each Purchaser Affiliate, at their respective sole expense, and without any prior approval by the Company, to include the Company’s name and logo in advertising, marketing, tombstones, case studies and training materials. For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Purchaser or Purchaser Affiliate on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking. Notwithstanding anything to the contrary herein, the parties hereto (and each of their employees, representatives and other agents) may disclose to any Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure; provided that this Section 20 does not authorize any party hereto (or any of its employees, representatives or other agents) to disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction contemplated by the this Agreement or that does not relate directly to the tax treatment and tax structure of the transaction contemplated by this Agreement (including, if applicable, the identity of the parties hereto and any information that could reasonably lead another to determine the identity of the parties hereto), or to the extent it is reasonably necessary to keep any such information confidential in order to comply with any federal or state securities law. This Section 20 is intended to make certain that this Agreement does not cause any of the transactions contemplated by this Agreement to constitute “confidential transactions” within the meaning of Treasury Regulations Section 1.6011- 4(b)(3), 301.6111-2(c), 301.6111-3(b)(2)(ii)(B) and any similar applicable state or local law in effect as of the date hereof, and it shall be construed accordingly. SECTION 21. SUBSTITUTION OF PURCHASER. Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain

-50- such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement. SECTION 22. MISCELLANEOUS. Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement. Section 22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein

-51- refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement, and all Supplements executed in connection with this Agreement, shall be deemed to be a part hereof. Section 22.5. Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement or any Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

-52- Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. (c) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (d) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH. * * * * *

UNITED FIRE GROUP, INC. NOTE PURCHASE AGREEMENT If you are in agreement with the foregoing, please sign the fonn of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company. Very truly yours, UNITED FIRE GROUP, INC. [Signature Page to Note Purchase Agreement] By: _/s/ Eric Martin_______________ Name: Eric Martin___________ Title: Chief Financial Officer_________________

UNITED FIRE GROUP, INC. NOTE PURCHASE AGREEMENT [SIGNATURE PAGE] This Agreement is hereby accepted and agreed to as of the date thereof. ASPIDA LIFE INSURANCE COMPANY By: Ares Insurance Solutions LLC, its investment manager By: Ares Alternative Credit Management LLC, its sub-advisor By: _/s/ Thomas C. Griffin III_______________ Name: Thomas C. Griffin III___________ Title: Authorized Signatory_________________

UNITED FIRE GROUP, INC. NOTE PURCHASE AGREEMENT [SIGNATURE PAGE] This Agreement is hereby accepted and agreed to as of the date thereof. ASPIDA LIFE RE LTD. By: Ares Insurance Solutions LLC, as manager By: Ares Alternative Credit Management LLC, its sub-advisor By: _/s/ Thomas C. Griffin III__________ Name: Thomas C. Griffin III___________ Title: Authorized Signatory _______________

UNITED FIRE GROUP, INC. NOTE PURCHASE AGREEMENT [SIGNATURE PAGE] This Agreement is hereby accepted and agreed to as of the date thereof. UNIVERSAL LIFE INSURANCE COMPANY By: Ares Insurance Solutions LLC, its sub-advisor By: Ares Alternative Credit Management LLC, its sub-advisor By: _/s/ Thomas C. Griffin III______________ Name: Thomas C. Griffin III___________ Title: Authorized Signatory_______________

UNITED FIRE GROUP, INC. NOTE PURCHASE AGREEMENT [SIGNATURE PAGE] This Agreement is hereby accepted and agreed to as of the date thereof. SOUTHERN ATLANTIC RE INC. By: Aspida Life Re Ltd., its investment manager By: Ares Insurance Solutions LLC, its sub-advisor By: Ares Alternative Credit Management LLC, its sub-advisor By: /s/ Thomas C. Griffin III______________ Name: Thomas C. Griffin III____________ Title: Authorized Signatory _______________

UNITED FIRE GROUP, INC. This Agreement is hereby accepted and agreed to as of the date thereof. NOTE PURCHASE AGREEMENT AMERICAN REPUBLIC INSURANCE COMPANY [SIGNATURE PAGE] By: _/s/ David J. Keith______________ Name: David J. Keith_____________ Title: President and Chief Executive Officer ___

UNITED FIRE GROUP, INC. This Agreement is hereby accepted and agreed to as of the date thereof. NOTE PURCHASE AGREEMENT ILLINOIS CASUALTY COMPANY [SIGNATURE PAGE] By: _/s/ Michael Smith______________ Name:_Michael Smith____________ Title: Chief Financial Officer _______________

SCHEDULE A (to Master Note Purchase Agreement) DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “Additional Notes” is defined in Section 2.2. “Additional Purchasers” means purchasers of Additional Notes. “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. “Agreement” means this Master Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement and all Supplements executed in connection herewith, as the same may be amended, restated, supplemented, or otherwise modified from time to time. “AM Best” means A.M. Best Rating Services, Inc. or any successor to such entity. “Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. “Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act. “Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company, (x) the insurance department, monetary authority or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any U.S. federal, U.S. state or other non U.S. insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company. “Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any

A-2 exchange of property with, any Person (other than the Company or any Subsidiary), in one transaction or a series of transactions, including any disposition by means of a merger, consolidation, amalgamation, reinsurance arrangement or similar transaction, of all or any part of the Company’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of the Company’s Subsidiaries, in each case, other than any such sale, lease, sub-lease, assignment conveyance, license, transfer or other disposition or exchange in the ordinary course of business (including, without limitation, any ceding of insurance or reinsurance in the ordinary course of business). “BCAR” means as Best’s Capital Adequacy Ratio from AM Best at a 99.6% value at risk “VAR” “Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b). “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers, managing member or sole member of such Person, (iii) in the case of any partnership, the general partners of such partnership (or the board of directors of the general partner of such Person, if any), and (iv) in any other case, the functional equivalent of the foregoing. “Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed. “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP. “Capital Lease Obligation” means an obligation that is required to be classified as, and expenses in respect of which are recognized as for, a capitalized lease for financial reporting purposes in accordance with GAAP. “Cash Equivalents” means, as at any date of determination, any of the following: (i) Dollars, euro, pounds, Australian dollars, Canadian dollars, Yuan or such other currencies held by it from time to time in the ordinary course of business; (ii) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or any member of the European Union or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States or any

A-3 agency of any member of the European Union, in each case having a credit rating of at least A from S&P or at least A2 from Moody’s; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) commercial paper having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (v) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances issued or accepted by any commercial bank having capital and surplus not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent) in the case of non-U.S. banks; and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i), (ii), (iii) or (iv) above, (b) has capital and surplus of not less than $250,000,000 (or the Dollar equivalent), and (c) has the highest rating obtainable for money market funds in the United States from either S&P or Moody’s; provided, however, that the maturities of all obligations specified in any of clauses (ii), (iii), (iv) or (v) above shall not exceed 12 months. Cash Equivalents shall also include (x) Investments and instruments equivalent to those referred to in clauses (i) through (vi) above denominated in any non-U.S. currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any Subsidiary is located or in which such Investment is made and (y) short term investments customarily used by entities for cash management purposes in any jurisdiction outside the United States. “Closing” means the Series A Closing and each Additional Note Closing, as applicable. “Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time. “Company” is defined in the first paragraph of this Agreement. “Confidential Information” is defined in Section 20. “Consolidated Interest Expense” means, with reference to any period, the interest expense (including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing); provided that (i) Consolidated Interest Expense shall not include any debt discount, premium payments (including original issue discount or upfront fees), underwriting, arrangement, agency or other similar financing fees and (ii) Consolidated Interest Expense shall be calculated after giving effect to any applicable hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk. In the event that the Company or any Subsidiary shall have completed an acquisition or a disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

A-4 “Consolidated Net Income” means with respect to any fiscal quarter of the Company, the Company’s consolidated net income (determined in accordance with GAAP) before interest, taxes, depreciation and amortization. “Consolidated Total Capitalization” means, as at any date of determination, the aggregate of (i) Consolidated Total Debt plus (ii) Consolidated Total Shareholders’ Equity of the Company; provided that Consolidated Total Capitalization shall not include any amount related to goodwill or any accumulated other comprehensive income (loss), net of tax, in its calculation for any Test Period. “Consolidated Total Debt” means, as at any date of determination, the aggregate amount of all funded Indebtedness of the Company and its Subsidiaries on a consolidated basis. “Consolidated Total Debt to Capitalization Ratio” means the ratio as of the last day of any Test Period of (x) Consolidated Total Debt as of such day to (y) Consolidated Total Capitalization. “Consolidated Total Shareholders’ Equity” of any Person means the amount of any capital stock, paid in capital and similar equity accounts plus the capital surplus and retained earnings of such Person and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing. “Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates. “DBRS” means DBRS, Inc. or its successors. “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., in New York, New York as its “base” or “prime” rate. “Disclosure Documents” is defined in Section 5.3. “Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily

A-5 redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date, except, in the case of clauses (i) and (ii), if solely as a result of a change of control or asset sale. “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes. “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials. “Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, including any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding any debt Securities convertible into such Equity Interests. “ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code. “Event of Default” is defined in Section 11. “FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code. “Federal Home Loan Facility” means the facility provided by the Federal Home Loan Bank of Des Moines (“FHLB”) pursuant to, and in accordance with the terms and conditions of, (i) the Advances, Pledge and Security Agreement (the “APSA”) effective as of July 28, 2023 between the Company and FHLB, (ii) the Master Transaction Agreement dated as of July 28, 2023 between the Company and FHLB, (iii) the confirmations issued under the APSA and (iv) the

A-6 Member Policies and Procedures (as defined in the APSA), in each case as the same may be amended, restated, supplemented, or otherwise modified from time to time, providing for the extension of credit by FHLB to the Company. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year. “Fitch” means Fitch IBCA, Inc. or its successors. “Form 10-K” is defined in Section 7.1(b). “Form 10-Q” is defined in Section 7.1(a). “Funding Agreement” means any agreement for a Regulated Insurance Company to accept and accumulate funds and to make one or more payments at future dates in amounts that are not based on mortality or morbidity contingencies of the Person to whom such agreement is issued, including any “funding agreement” as defined or referenced in any insurance Law applicable to any Regulated Insurance Company. “GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary. “Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government. “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

A-7 “Gross Written Premium” means, for any Test Period, all premium covering written insurance contracts of each Regulated Insurance Company, or insurance contracts that are assumed by each Regulated Insurance Company as a reinsurer, during such period, prior to any ceding to a third party or any Regulated Insurance Company, as determined in accordance with GAAP. For the avoidance of doubt, Exhibit D shows a calculation of the Gross Written Premium of each Regulated Insurance Company for the Test Period ended prior to the Closing. The calculation of Gross Written Premium hereunder on and after the Closing shall be substantially consistent with Exhibit D and in accordance with GAAP. “Gross Written Premium to Capitalization Ratio” means the ratio as of the last day of any Test Period of (x) Gross Written Premium as of such day, to (y) Consolidated Total Capitalization. “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. “Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

A-8 “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. “INHAM Exemption” is defined in Section 6.2(e). “Indebtedness” as applied to any Person, means, without duplication, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, notes, debentures or, subject to clause (d) below, letters of credit, (iii) Capital Lease Obligations, (iv) net obligations in respect of interest rate or currency obligation swaps, hedges or similar arrangements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), (v) amounts owed as deferred purchase price for the purchase of any property, (vi) obligations to guarantee any of the foregoing types of payment obligations on behalf of any Person other than the Company and its Subsidiaries, (vii) the stated value, or liquidation value, if higher, of Disqualified Equity Interests and (viii) any Funding Agreement or Funding Agreement-backed note or repurchase agreement that has the effect of providing borrowing or other financing to the Company or any Subsidiary thereof (including for the avoidance of doubt any indebtedness to any United States Federal Home Loan Bank in connection with any such Funding Agreement); provided that Indebtedness shall exclude (a) current trade payables (including current payables under insurance contracts and current reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business, (b) obligations and guarantees with respect to Policies and products underwritten by Regulated Insurance Companies in the ordinary course of business, including insurance and reinsurance policies, annuities, performance and surety bonds, assumptions of liabilities and any related contingent obligations, but excluding, for the avoidance of doubt, any Indebtedness set forth in clause (viii) of this definition, (c) Reinsurance Agreements and fronting arrangements and guarantees thereof in the ordinary course of business, (d) letters of credit, and any reimbursement obligations thereunder, but only in each case to the extent such letters of credit are not drawn upon, (e) obligations in respect of swap contracts, hedges or similar arrangements for the purposes of providing capital with respect to insurance-related risks, (f) obligations arising under deferred compensation plans of the Company and its Subsidiaries in effect on the date hereof or which have been approved by the Board of Directors of the Company, (g) preferred Equity Interests (other than Disqualified Equity Interests), (h) any indebtedness incurred in the ordinary course of business, the proceeds of which are used to secure, or to purchase assets that are used to secure, reinsurance obligations, (i) purchase price holdbacks in respect of a portion of the purchase price to satisfy unperformed obligations of the seller and (j) obligations and other deferred consideration incurred in connection with an acquisition with respect to performance or profitability levels. “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

A-9 “Interest Coverage Ratio” means the ratio as of the last day of any Interest Coverage Test Period of (x) Consolidated Net Income to (y) Consolidated Interest Expense. “Interest Coverage Test Period” means, as of any date of determination, the most recently ended eight Fiscal Quarter period for which financial statements have been delivered to the Holders pursuant to Section 7.1(a) or 7.1(b), as applicable, provided that prior to June 30, 2024, Interest Coverage Test Period shall mean the most recently ended four Fiscal Quarter period for which financial statements have been delivered to the Holders pursuant to Section 7.1(a) or 7.1(b), provided further that after June 30, 2024 but prior to September 30, 2024, Interest Coverage Test Period shall mean the most recently ended five Fiscal Quarter period for which financial statements have been delivered to the Holders pursuant to Section 7.1(a) or 7.1(b); provided further, provided further that after September 30, 2024 but prior to December 31, 2024, Interest Coverage Test Period shall mean the most recently ended six Fiscal Quarter period for which financial statements have been delivered to the Holders pursuant to Section 7.1(a) or 7.1(b); provided further, provided further that after December 31, 2024 but prior to March 31, 2025, Interest Coverage Test Period shall mean the most recently ended seven Fiscal Quarter period for which financial statements have been delivered to the Holders pursuant to Section 7.1(a) or 7.1(b); provided further,. “Investment” means: (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by the Company or any of its Subsidiaries from any Person, of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person. The amount of any Investment shall be as determined in accordance with GAAP. “Investment Grade Rating” means a senior unsecured long term debt rating with respect to the Notes of (a) “bbb-” or better by AM Best, (b) “BBB (low)” or better by DBRS, (c) “BBB-” or better by S&P, (d) “Baa3” or better by Moody’s, (e) ”BBB-” or better by Fitch or (f) “BBB-” or better by Kroll (or an equivalent rating from any successor to any of the foregoing); provided that if at any time the Obligors hold ratings from (i) two (but only two) of the foregoing rating agencies, the lower of such ratings shall apply, and (ii) three or more of the foregoing rating agencies, the second lowest of such ratings shall apply. “Investment Policy” means, with respect to the Company, the investment objectives, policies, restrictions and limitations as in effect on the date of this Agreement and as listed on Schedule 10.7, as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time. “Key Person” means, Kevin J. Leidwinger (Chief Executive Officer), Eric J. Martin (Chief Financial Officer), and Micah G. Woolstenhulme (Chief Risk Officer). “Kroll” means Kroll Bond Rating Agency, LLC or its successors. “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital

A-10 Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). “Make-Whole Amount” is defined in Section 8.6 and includes, in connection with any particular Series of Notes, the make-whole, breakage or other amounts provided for in the Supplement in respect of such Series of Notes. “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole. “Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to fully and timely perform its payment Obligations or (iii) the realization of any material rights, remedies and benefits available to, or conferred upon, the Holders under this Agreement, taken as a whole. “Material Credit Facility” means, as to the Company and its Subsidiaries, any agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility. “Material Insurance Company” means any Subsidiary of the Company having assets (including any Equity Interests in any direct or indirect Subsidiary of the Company) representing more than 5% of the Consolidated Total Capitalization as of such date. “Maturity Date” is defined in the first paragraph of each Note. “Maximum Facility Amount” is defined in Section 1.2(b). “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto. “Most Favored Lender Notice” means a written notice from the Company to each of the holders of the Notes delivered promptly, and in any event within ten (10) Business Days after the inclusion of any Additional Covenant in a Specified Credit Facility (including by way of amendment or other modification of any existing provision thereof), pursuant to Section 9.11 by a Senior Financial Officer in reasonable detail, including reference to Section 9.11, and containing a verbatim statement of such Additional Covenant (including any defined terms used therein). “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

A-11 “NAIC” means the National Association of Insurance Commissioners. “Nationally Recognized Statistical Rating Organization” or “NRSRO” means a rating organization designated from time to time by the SEC as being nationally recognized so long as, any such credit rating agency continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC, other than Egan-Jones Ratings Company and its successors. “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code. “Notes” is defined in Section 1. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx. “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “Operating Company” means United Fire & Casualty Company, an Iowa corporation “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Permitted Insurance and Reinsurance Transactions” means any transaction, Investment or acquisition by the Company or any Subsidiary thereof in connection with a Related Business, including, without limitation, any purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person that engages in a Related Business or any purchase or Investment in respect of reinsurance or insurance portfolios comprising businesses or lines of business (including through a reinsurance contract, quota share agreement, loss portfolio transfer or otherwise) consistent with the regulatory licenses of the Company and its Subsidiaries and business plans approved by the Board of Directors of the Company or the requisite holders of the Equity Interests. “Permitted Liens” means:

A-12 (a) Liens securing Indebtedness not prohibited under Section 10.10 and in an aggregate amount not to exceed 5% of the Consolidated Total Capitalization as of such date; and (b) any Lien created or incurred in the ordinary course pursuant to or in connection with the Federal Home Loan Facility. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability. “Policies” means all insurance policies, annuity contracts and guaranteed interest contracts (including riders or endorsements to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company. “Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person. “Private Rating Letter” means a letter issued by a Rating Agency in connection with any private debt rating for the applicable Series or tranche of Notes, which (a) sets forth the Rating for such Series or tranche of Notes, (b) refers to the Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services in respect of such Series or tranche of Notes, (c) addresses the likelihood of payment of both principal and interest on such Series or tranche of Notes which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on such Series or tranche of Notes or a similar statement or (y) such letter is silent as to the Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary, (d) includes such other information describing the relevant terms of such Series or tranche of Notes as may be required from time to time by the SVO or any other governmental authority having jurisdiction over any holder of any Notes and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other governmental authority having jurisdiction over any holder of any Notes. “Private Rating Rationale Report” means, with respect to any private Rating, a report issued by the NRSRO in connection with such private Rating setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate,

A-13 analysis of the credit, legal, and operational risks and mitigants supporting the assigned private Rating for the Notes, in each case, on the letterhead of the NRSRO or its controlled website and generally consistent with the work product that an NRSRO would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other regulatory authority having jurisdiction over any holder of such Series or tranche of Notes from time to time. “Pro Forma Basis” means, for purposes of calculating compliance of any transaction under any provision hereof that refers to a Pro Forma Basis, that such transaction shall be deemed to have occurred as of the first day of the most recent Test Period which immediately precedes or ends on the date of such transaction. “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “PTE” is defined in Section 6.2(a). “Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Purchaser Affiliate” means (a) any corporation or other entity controlling, controlled by, or under common control with, the Purchasers, (b) any managed account or investment fund which is managed by the Purchasers or a Purchaser Affiliate described in clause (a) of this definition or (c) any other corporation or other entity that is reasonably acceptable to the Purchasers. For purposes of this definition, the terms “control,” “controlling” and “controlled” means the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests. “Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information. “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act. “QPAM Exemption” is defined in Section 6.2(d). “Rating” means a debt rating of a Series of Notes, which rating shall specifically describe such Notes, including their interest rate, maturity and Private Placement Number. “Rating Agency” means an NRSRO.

A-14 “Ratings Downgrade” means a decrease in the rating for the Notes to bb+ or lower from AM Best or bb+ or lower from Fitch. “Ratings Upgrade” means an increase in the rating for the Notes to bbb or higher from AM Best and BBB or higher from Fitch. “Regulated Insurance Company” means any Subsidiary of the Company, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact any insurance or reinsurance related business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority (including, for the avoidance of doubt, the Operating Company). “Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a Policy or Policies issued by such Regulated Insurance Company or under a reinsurance or retrocession agreement assumed by such Regulated Insurance Company. “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor. “Required Holders” means at any time on or after the Closing, the holders of greater than 50.00% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates). “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “Restricted Payment” means: (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any shares of any class of Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Interests to the holders of that class (other than Disqualified Equity Interests) and dividends or other distributions to the Company or one of its wholly owned Subsidiaries; (ii) any redemption, retirement, sinking fund or similar payment, purchase, repurchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding (other than any acquisition of Equity Interests deemed to occur upon the exercise of options if such Equity Interest represents a portion of the exercise price thereof); and (iii) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, repurchase, retirement, defeasance (including in-substance or

A-15 legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness. “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Company, or its successors. “SEC” means the Securities and Exchange Commission of the United States of America. “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities.” “Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act. “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect. “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company. “Series A Closing” is defined in Section 3.1 of this Agreement. “Series A Notes” is defined in Section 1.1 of this Agreement. “Solvent” means, with respect to any Person, that as of the date of determination, (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the fair value and present fair saleable value of such Person’s present assets, in each case on a going concern basis, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (regardless of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). “Source” is defined in Section 6.2. “Specified Credit Facility” means any Material Credit Facility other than the Federal Home Loan Facility. “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other

A-16 commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws. “Statutory Statement” means, as to any Regulated Insurance Company, a statement of the condition and affairs of such Regulated Insurance Company, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority. “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty. “Subsidiary Guaranty” is defined in Section 9.7(a). “Substitute Purchaser” is defined in Section 21. “Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates). “Supplement” is defined in Section 1.2. “Surplus Relief Reinsurance” means any transaction in which any Regulated Insurance Company or any Subsidiary of such Regulated Insurance Company cedes business under a reinsurance agreement that would be considered a “financing‑type” reinsurance agreement as determined by the independent certified public accountants of such Regulated Insurance Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91‑92 or equivalent provisions), as the same may be revised from time to time. “SVO” means the Securities Valuation Office of the NAIC. “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap

A-17 transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts. “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor. “Test Period” means, as of any date of determination, the most recently ended four Fiscal Quarter period for which financial statements have been delivered to the Holders pursuant to Section 7.1(a) or 7.1(b), as applicable. “Transaction Costs” means the reasonable and documented fees, costs and expenses incurred by the Company or any of its Subsidiaries on or before the Closing Date in connection with the issuance of the Notes and the transactions contemplated hereby. “United States Person” has the meaning set forth in Section 7701(a)(30) of the Code. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect. “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program. “Voting Equity Interests” means issued and outstanding Equity Interests entitled to vote generally in the election of directors.

A-18 “Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

EXHIBIT 1 (to Note Purchase Agreement) [FORM OF NOTE] UNITED FIRE GROUP, INC. 9.00% SENIOR NOTE SERIES A DUE MAY 31, 2039 No. [_____] [Date] $[_______] PPN 910340 A*9 FOR VALUE RECEIVED, the undersigned, UNITED FIRE GROUP, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Iowa, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on May 31, 2039 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 9.00% per annum from the date hereof, payable quarterly, on February 28th, May 31st, August 31st and November 30th in each year, commencing with the February 28th, May 31st, August 31st and November 30th next succeeding the date hereof, and on the Maturity Date, plus Incremental Interest, if any, as provided by Section 1.3 of the Note Purchase Agreement referred to below, plus the Rating Fee, if any, as provided by Section 9.8(b) of the Note Purchase Agreement refereed to below, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 11.00% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) plus Incremental Interest, if any, as provided by Section 1.3 of the Note Purchase Agreement and plus the Rating Fee, if any, as provided in Section 9.8(b) of the Note Purchase Agreement. Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below. This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated May 31, 2024 (as from time to time amended, the “Master Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.

-2- This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. UNITED FIRE GROUP, INC. By: ____________________________________ Name: Title:

SCHEDULE 4.4(a) (to Note Purchase Agreement) FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY The following opinions are to be provided by special counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Master Note Purchase Agreement. 1. The Company is a company duly organized and validly existing and in good standing under the laws of Iowa and has the corporate power and authority to conduct its business as currently conducted and currently proposed to be conducted, to execute and deliver the Master Note Purchase Agreement, Supplement and the Notes and to perform the provisions thereof. 2. The Master Note Purchase Agreement and the Supplement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. 3. The Notes being purchased by you at the Closing have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. 4. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company is required in connection with the execution, delivery or performance by the Company of the Master Note Purchase Agreement, the Supplement or the Notes. 5. It was not necessary in connection with the offering, sale and delivery of the Notes purchased by you at the Closing, under the circumstances contemplated by the Master Note Purchase Agreement, to register said Notes under the Securities Act of 1933 or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939. 6. The execution, delivery and performance by the Company of the Master Note Purchase Agreement and the Notes does not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations, by-laws or other constituent document or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. 6. The Company is not an “investment company” or, to the knowledge of such counsel, a Person directly or indirectly controlled by or acting on behalf of an “investment company” within the meaning of the Investment Company Act of 1940.

-2- 8. None of the transactions contemplated by the Master Note Purchase Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively. 9. No actions, suits or proceedings are pending, or to the knowledge of such counsel threatened, against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which (a) individually do not in any manner draw into question the validity of the Master Note Purchase Agreement, the Supplement or the Notes and (b) in the aggregate, if adversely determined, could not be reasonably expected to have a Material Adverse Effect.

SCHEDULE 4.4(b) (to Note Purchase Agreement) FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS [To Be Provided on a Case by Case Basis]

SCHEDULE 5.3 (to Note Purchase Agreement) SCHEDULE 5.3 DISCLOSURE MATERIALS 1. Form 10-K for the fiscal year ended December 31, 2023 2. Form 10-Q for the quarterly period ended March 31, 2024

SCHEDULE 5.4 (to Note Purchase Agreement) SCHEDULE 5.4 SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK (i) Subsidiaries: See attached chart. No Subsidiary listed in the attached chart is a Subsidiary Guarantor. (ii) Affiliates: None. (iii) Company’s Directors and Senior Officers: Directors and Officers See attached table.

5.4-2 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 0% Addison Insurance Company Iowa 36-0705950 Financial Pacific Insurance Company California 68-0111081 Franklin Insurance Company Pennsylvania 23-2905226 Lafayette Insurance Company Louisiana 72-0232830 McIntyre Cedar Corporate Member LLP England and Wales 98-1573292 McIntyre Cedar UK Limited England and Wales 98-1567377 Mercer Insurance Company Pennsylvania 21-0512950 Mercer Insurance Company of New Jersey, Inc. New Jersey 22-2423759 UFG Specialty Insurance Company Iowa 74-1071857 United Fire & Casualty Company Iowa 42-0644327 United Fire & Indemnity Company Texas 74-6045664 United Fire Group Foundation Iowa 42-1492320 United Fire Group, Inc. Iowa 45-2302834 United Fire Lloyds Texas 76-0082079 United Real Estate Holdings, LLC Iowa 42-0644327

5.4-3

5.4-4

5.4-5

SCHEDULE 5.5 (to Note Purchase Agreement) SCHEDULE 5.5 FINANCIAL STATEMENTS 1. Unaudited financial statements for the quarterly period ended December 31, 2023

SCHEDULE 5.15 (to Note Purchase Agreement) SCHEDULE 5.15 EXISTING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES FINAL OUTSTANDING OBLIGOR(S) CREDITOR CUSIP OR ISIN (IF APPLICABLE) DESCRIPTION OF INDEBTEDNESS INTEREST RATE(S) COLLATERAL MATURITY PRINCIPAL AMOUNT United Fire & Casualty Company Federated Mutual Insurance Company N/A Surplus Note “Applicable Interest Rate” (as defined therein) N/A December 15, 2040 $35,000,000 United Fire & Casualty Company Federated Life Insurance Company N/A Surplus Note “Applicable Interest Rate” (as defined therein) N/A December 15, 2040 $15,000,000

SCHEDULE 5.20 (to Note Purchase Agreement) SCHEDULE 5.20 EMPLOYEE RELATIONS None.

PURCHASER SCHEDULE (to Note Purchase Agreement) [***] UNITED FIRE GROUP, INC. 118 Second Avenue SE Cedar Rapids, Iowa 52401 $70,000,000 9.00% Senior Notes due May 31, 2039 INFORMATION RELATING TO PURCHASERS [***]

EXHIBIT A (to Note Purchase Agreement) [FORM OF SUPPLEMENT] UNITED FIRE GROUP, INC. [NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT Dated as of ______________________ Re: $____________ _____%, Series _______, Senior Notes due _____________________

A-1 UNITED FIRE GROUP, INC. 118 Second Avenue SE Cedar Rapids, Iowa 52401 [Number] Supplement to Note Purchase Agreement Dated as of ____________________, 20__ To the Purchaser(s) named in Schedule A hereto Ladies and Gentlemen: This [Number] Supplement to Note Purchase Agreement (the “Supplement”) is among United Fire Group, Inc., an Iowa corporation (the “Company”) and the institutional investors named on Schedule A attached hereto (the “Purchasers”). R E C I T A L S A. The Company has entered into the Master Note Purchase Agreement dated as of [Closing Date], 2024, with Ares Management, LLC (“Ares”), [________] (“[______]”), and each Purchaser (as defined therein) thereunder (as heretofore amended and supplemented, the “Master Note Purchase Agreement”); and B. The Company desires to issue and sell, and the Purchasers desire to purchase, [an initial] [an additional] Series of Notes (as defined in the Master Note Purchase Agreement) pursuant to the Master Note Purchase Agreement and in accordance with the terms set forth below; NOW, THEREFORE, the Company and the Purchasers agree as follows: 1. Authorization of the New Series of Notes. The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____%, Series [____], Senior Notes due _________, ____ (the “Series [____] Notes”). The Series [____] Notes, [together with the Series ____ Notes issued pursuant to the _________ Supplement] and each Series of Notes which may from time to time hereafter be issued pursuant to the provisions of the Master Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Master Note Purchase Agreement). The Series [____] Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

A-2 2. Sale and Purchase of Series [____] Notes. Subject to the terms and conditions of this Supplement and the Master Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [____] Notes in the principal amount specified opposite their respective names in the attached Schedule A hereto at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder. 3. Closing. The sale and purchase of the Series [____] Notes to be purchased by each Purchaser shall occur at the offices of [Purchasers’ Counsel Address] at 10:00 a.m. Chicago time, at a closing (the “Closing”) on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Purchasers (the “Closing Date”). At the Closing, the Company will deliver to each Purchaser the Series [____] Notes to be purchased by such Purchaser in the form of a single Series [____] Note (or such greater number of Series [____] Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with wire transfer instructions provided by the Company to such Purchaser pursuant to Section 4 of this Supplement, as it relates to Section 4.11 of the Master Note Purchase Agreement. If, at the Closing, the Company shall fail to tender such Series [____] Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment. 4. Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Series [____] Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Master Note Purchase Agreement (it being understood that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Master Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” therein shall be deemed to refer to the Series [____] Notes, and as hereafter modified), and to the following additional conditions: (a) as provided in Section 5 of this Supplement, except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit 2 hereto (which changes are subject to the approval of each Purchaser), each of the representations and warranties of the Company set forth in Section 5 of the Master Note Purchase Agreement shall be correct as of the date of Closing and the Company each shall have delivered to each Purchaser an Officer’s

A-3 Certificate, dated the date of the Closing certifying that such condition has been fulfilled; (b) contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series [____] Notes to be purchased by such Purchaser at the Closing as specified in Schedule A; and (c) [Set forth any modifications and additional conditions] 5. Representations and Warranties of the Company. With respect to each of the representations and warranties contained in Section 5 of the Master Note Purchase Agreement, each of the Company represents and warrants to the Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Master Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” therein shall be deemed to refer to the Series [____] Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit 2 and which are in all respects satisfactory to such Purchaser as a condition to the Closing. 6. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Master Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series [____] Notes by such Purchaser, except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” therein shall be deemed to refer to the Master Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” therein shall be deemed to refer to the Series [____] Notes. 7. Maturity; Interest. [Here insert scheduled prepayments, if any, on the Series [____] Notes.] The Series [____] Notes will have the maturity date and bear interest at the rate set forth therein. 8. Prepayments of the Series [____] Notes. [All prepayment provisions in Section 8 of the Master Note Purchase Agreement shall apply to the Series [____] Notes equally as “Notes” thereunder, subject to the definitions applicable to the Series [____] Notes contained herein.] [If applicable, here insert special provisions for Series [____] Notes including prepayment provisions applicable to Series [____] Notes (including Make-Whole Amount or any applicable premium, if any) and the definition of “Default Rate” for the Series [____] Notes and the definition of “Business Day” related to the calculation of a Make-Whole Amount or any applicable premium for the Series [____] Notes.] 9. Applicability of Master Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Master Note Purchase

A-4 Agreement), all of the provisions of the Master Note Purchase Agreement are incorporated by reference herein, shall apply to the Series [____] Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series [____] Notes. Without limiting the foregoing, the Company agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO; provided that such costs and expenses with respect to the Series [____] Notes shall not exceed [$________] per Series or tranche of such Notes. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Master Note Purchase Agreement (as amended from time to time). 10. Governing Law. This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. 11. Agreement to be Bound. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Master Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Master Note Purchase Agreement. [12. Additional Provisions. The Series [____] Notes are subject to the following additional provisions:][include whether any additional covenants are subject to Section 11(c) of the Master Note Purchase Agreement]: [Include additional provisions, as applicable]

A-5 The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. UNITED FIRE GROUP, INC., an Iowa Corporation By: ____________________________________ Name: ______________________________ Title: _______________________________ Accepted as of __________, _____ [VARIATION] By: ____________________________________ Name: ______________________________ Title: _______________________________

SCHEDULE A (to Supplement) INFORMATION RELATING TO PURCHASERS NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF SERIES ______ NOTES TO BE PURCHASED [NAME OF PURCHASER] $ (1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds. (2) All notices of payments and written confirmations of such wire transfers: (3) All other communications: (4) Tax Identification Number

EXHIBIT 1 (to Supplement) [FORM OF SERIES ____ NOTE] UNITED FIRE GROUP, INC. [COUPON]% SENIOR NOTE, SERIES [_____] DUE [MATURITY DATE] No. R__-__ [Date] $[____________] PPN [________] FOR VALUE RECEIVED, the undersigned, UNITED FIRE GROUP, INC. (herein called the “Company”), a corporation organized and existing under the laws of Iowa, hereby promises to pay to [_____________________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on [_________, _____] (the “Maturity Date”) with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [COUPON]% per annum from the date hereof, payable [quarterly], on the [___] day of [__________], [_________], [_________] and [_________] in each year, commencing with the [______] next succeeding the date hereof, and on the Maturity Date, plus Incremental Interest, if any, as provided by Section 1.3 of the Note Purchase Agreement referred to below, plus the Rating Fee, if any, as provided by Section 9.8(b) of the Note Purchase Agreement refereed to below, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) [Coupon +2]% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) plus Incremental Interest, if any, as provided by Section 1.3 of the Note Purchase Agreement and plus the Rating Fee, if any, as provided in Section 9.8(b) of the Note Purchase Agreement. Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below. This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the _____ Supplement dated as of _________, 20__ to the Master Note Purchase Agreement dated as of May 31, 2024 (as from time to time amended, the “Master Note Purchase Agreement”), between the Company, and the Purchasers from time to time referred to therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement. This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of

1-2 transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. [The Company will make required prepayments of principal on the dates and in the amounts specified in the [_____] Supplement to the Master Note Purchase Agreement dated [_________].] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the [_____] Supplement to Master Note Purchase Agreement dated [_________], but not otherwise.] [This Note is not subject to prepayment.] If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. UNITED FIRE GROUP, INC. By: ____________________________________ Name: ______________________________ Title: _______________________________

EXHIBIT 2 (to Supplement) SUPPLEMENTAL REPRESENTATIONS The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit 2, each of the representations and warranties set forth in Section 5 of the Master Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series [____] Notes with the same force and effect as if each reference to “Notes” set forth therein was modified to refer the “Series [____] Notes” and each reference to “this Agreement” therein was modified to refer to the Master Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Master Note Purchase Agreement which are supplemented hereby: [Supplemental representations, subject to Purchaser approval]

EXHIBIT D (to Master Note Purchase Agreement) GROSS WRITTEN PREMIUM [***]

EXHIBIT E (to Master Note Purchase Agreement) FORM GUARANTY AGREEMENT [see attached]

Note Purchase Agreement (UFG) (15).docx 4429783 GUARANTY AGREEMENT Dated as of [_______________, 20__] of [NAME OF GUARANTOR]

-i- TABLE OF CONTENTS SECTION HEADING PAGE SECTION 1. GUARANTY .................................................................................................. 1 SECTION 2. OBLIGATIONS ABSOLUTE ............................................................................. 3 SECTION 3. WAIVER ....................................................................................................... 3 SECTION 4. OBLIGATIONS UNIMPAIRED ......................................................................... 4 SECTION 5. SUBROGATION AND SUBORDINATION .......................................................... 4 SECTION 6. REINSTATEMENT OF GUARANTY .................................................................. 5 SECTION 7. RANK OF GUARANTY ................................................................................... 5 SECTION 8. ADDITIONAL COVENANTS OF THE GUARANTOR ........................................... 5 SECTION 9. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR ........................ 6 Section 9.1. Organization; Power and Authority ...................................................... 6 Section 9.2. Authorization, Etc ................................................................................. 6 Section 9.4. Compliance with laws, Other Instruments, Etc. ................................... 6 Section 9.5. Governmental Authorizations, Etc ........................................................ 6 Section 9.6. Information regarding the Company ..................................................... 6 SECTION 11. TERM OF GUARANTY AGREEMENT .............................................................. 7 SECTION 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT 7 SECTION 13. AMENDMENT AND WAIVER ......................................................................... 7 Section 13.1. Requirements ........................................................................................ 7 Section 13.2. Solicitation of Holders of Notes ........................................................... 7 Section 13.3. Binding Effect ....................................................................................... 8 Section 13.4. Notes held by Company, Etc ................................................................ 8 SECTION 14. NOTICES ....................................................................................................... 8 SECTION 15. MISCELLANEOUS ......................................................................................... 9 Section 15.1. Successors and Assigns ......................................................................... 9 Section 15.2. Severability ........................................................................................... 9 Section 15.3. Construction .......................................................................................... 9 Section 15.4. Further Assurances ................................................................................ 9 Section 15.5. Governing Law ................................................................................... 10

-ii- Section 15.6. Jurisdiction and Process; Waiver of Jury Trial ................................... 10 Section 14.8. Reproduction of Documents; Execution ............................................. 10

GUARANTY AGREEMENT THIS GUARANTY AGREEMENT, dated as of [_______________, 20__] (this “Guaranty Agreement”), is made by [Name of Guarantor], a [_______________](the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.” PRELIMINARY STATEMENTS: I. United Fire Group, Inc., an Iowa corporation (the “Company”), entered into a Master Note Purchase Agreement dated as of May 31, 2024 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein. II. The Company has authorized the issuance, pursuant to the Note Agreement, of 9.00% Senior Notes Series A due May 31, 2039 in the aggregate principal amount of $70,000,000. Pursuant to the Note Agreement, the Company has issued and sold $70,000,000 aggregate principal amount of its 9.00% Senior Notes Series A due May 31, 2039 (the “Series A Notes”). The Series A Notes and any other Additional Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”. III. Pursuant to the Note Agreement, the Company is required to cause the Guarantor to deliver this Guaranty Agreement to the holders. IV. The Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The [Board of Directors] of the Guarantor has determined that the incurrence of such obligations is in the best interests of the Guarantor. NOW THEREFORE, in compliance with the Note Agreement, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows: SECTION 1. GUARANTY. The Guarantor hereby irrevocably and unconditionally guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums

-2- which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein, (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement. The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement. The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement. Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and the Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to the Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of the Guarantor or any holder and shall be deemed to have been automatically consented to by the Guarantor and each holder. The Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of the Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to the Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render the Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

-3- SECTION 2. OBLIGATIONS ABSOLUTE. The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder. SECTION 3. WAIVER. The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Company or the Guarantor with respect to any Note, notice to the Company or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

-4- SECTION 4. OBLIGATIONS UNIMPAIRED. The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the Company and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to the holders. If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations. SECTION 5. SUBROGATION AND SUBORDINATION. (a) The Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash. (b) The Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders

-5- and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement. (c) If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement. (d) The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits. SECTION 6. REINSTATEMENT OF GUARANTY. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made. SECTION 7. RANK OF GUARANTY. The Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter existing. SECTION 8. ADDITIONAL COVENANTS OF THE GUARANTOR. So long as any Notes are outstanding or the Note Agreement shall remain in effect, the Guarantor agrees that, unless the Required Holders otherwise consent in writing, the Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements applicable to the Guarantor or any of its Subsidiaries as set forth in this Guaranty Agreement or in the Note Agreement on its or their part to be performed or observed or that the Company has agreed to cause the Guarantor or such Subsidiaries to perform or observe in the Note Agreement, including, without limitation, the covenants and undertakings set forth in Sections 7, 9 and 10 of the Note Agreement.

-6- SECTION 9. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. The Guarantor represents and warrants to each holder as follows: Section 9.1. Organization; Power and Authority. The Guarantor is a [_______________], duly organized, validly existing and in good standing under the laws of its jurisdiction of [__________], and is duly qualified as a foreign [_______________] and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the [__________] power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof. Section 9.2. Authorization, Etc. This Guaranty Agreement has been duly authorized by all necessary [__________] action on the part of the Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 9.3. Compliance with laws, Other Instruments, Etc. The execution, delivery and performance by the Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries. Section 9.4. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty Agreement. Section 9.6. Information regarding the Company. The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. The Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the

-7- Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations. SECTION 10. TERM OF GUARANTY AGREEMENT. This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6, provided that, notwithstanding the foregoing, the Guarantor may be released from its obligations under this Guaranty Agreement pursuant to and in accordance with Section 9.7 of the Note Agreement. SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of the Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof. SECTION 12. AMENDMENT AND WAIVER. Section 12.1. Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10 or 12 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing. Section 12.2. Solicitation of Holders of Notes. (a) Solicitation. The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision

-8- with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. (b) Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment. Section 12.3. Binding Effect. Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time. Section 12.4. Notes held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding. SECTION 13. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (a) if to the Guarantor, to the address specified for the Company in Section 18 of the Note Agreement, or at such other address as such Guarantor shall have specified to the holders in writing, or

-9- (b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantor in writing. SECTION 14. MISCELLANEOUS. Section 14.1. Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement and a Subsidiary Guarantor under the Note Agreement. Section 14.2. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction. Section 14.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) subject to Section 14.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Guaranty Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section 14.4. Further Assurances. The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

-10- Section 14.5. Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Section 14.6. Jurisdiction and Process; Waiver of Jury Trial. (a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (c) Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (d) THE GUARANTOR AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH. Section 14.7. Reproduction of Documents; Execution. This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 14.7 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of the

-11- Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Guaranty Agreement. Delivery of an electronic signature to, or a signed copy of, this Guaranty Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guaranty Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by such Guarantor, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

-12- IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written. [NAME OF GUARANTOR] By: Name: ______________________________ Title: _______________________________

EXHIBIT A GUARANTOR SUPPLEMENT THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [__________, 20__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below: PRELIMINARY STATEMENTS: I. Pursuant to the Master Note Purchase Agreement dated May 31, 2024 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among United Fire Group, Inc., an Iowa corporation (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold $70,000,000 aggregate principal amount of its 9.00% Senior Notes Series A due May 31, 2039 (the “Series A Notes”). The Series A Notes and any other Additional Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”. II. The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of [ ], 20[ ] executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”). III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder. IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement. NOW THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows: The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under

-2- the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement. Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor. The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below. This Guarantor Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Delivery of an electronic signature to, or a signed copy of, this Guarantor Supplement by facsimile, email or other electronic transmission shall be fully binding on the Additional Guarantor to the same extent as the delivery of the signed original and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantor Supplement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Additional Guarantor, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

-3- IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written. [NAME OF GUARANTOR] By: __________________________________ Name: Title: Notice Address for such Guarantor ______________________________________